UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2014
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2014 Spotlight Innovation Inc. (the “Company”) entered into a Letter of Credit (the “LOC”) with Denver Savings Bank (the “Bank”) in the principal amount of $752,325. The Letter of Credit provides that the Company can borrow up to the aforementioned principal amount frm the Bank until April 1, 2017. Interest accrues at the rate of 4.25% per year. The loan is repayable on demand, but if no demand is made, then quarterly payments of accrued interest calculated on the amount of credit outstanding. As security for the LOC Jared Devries cosigned the LOC, and pledged certain collateral. In exchange for this pledge the Company issued Mr. Devries 150,000 shares of Common Stock of the Company upon execution of the LOC, and agreed to issue 30,000 shares of its common stock with restrictive legend upon each one year anniversary of the LOC, provided that the LOC remains in effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.

10.3	Letter of Credit with Denver Savings Bank Dated April 4, 2014.	x
10.4	Agreement between Spotlight Innovation Inc. and Jared DeVries executed April 4, 2014.	x

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: April 8, 2014	By:	/s/ Cris Grunewald
Name: Cris Grunewald
Title: President

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